Exhibit 10.2

SENIOR SECURED SUPERPRIORITY
DIP PROMISSORY NOTE

U.S. $1,200,000 July 3, 2025

For value received, Marin Software Incorporated, as debtor and debtor in possession (the “Debtor”), promises to pay to the order of YYYYY, LLC, a Delaware limited liability company (“5Y” or the “DIP Lender”), the aggregate unpaid principal amount of all advances from time to time outstanding hereunder, together with interest and other amounts as provided herein.

WHEREAS, on July 1, 2025 (the “Petition Date”), the Debtor filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a voluntary petition for relief commencing a case (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, the DIP Lender is committing hereby to provide postpetition financing (the “DIP Financing”) in an amount necessary to fund both the Debtor’s operations and the administrative costs of the Chapter 11 Case as set forth on an agreed-upon budget submitted by the Debtor and reasonably acceptable to DIP Lender, subject to Section 6 herein, in an amount not more than $1,200,000 (the “Maximum Commitment”), upon the terms and conditions set forth herein;

WHEREAS, the Debtor requires financing in an amount necessary to fund the Debtor’s normal business operations, the administrative costs of the Chapter 11 Case and pursuit of the confirmed plan of reorganization (the “Plan”) sponsored by Kaxxa Holdings, Inc. (the “Plan Sponsor”);

WHEREAS, the Debtor has requested that the DIP Lender provide a secured, multiple draw term loan credit facility of up to $1,200,000, including up to $500,000 on an interim basis (the “DIP Financing”), to fund the day-to-day operating working capital and other ordinary course needs and chapter 11 administrative costs of the Chapter 11 Case, and the DIP Lender is willing to extend such financing to the Debtor on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the Debtor has entered into this debtor in possession promissory note (this “DIP Note”) in favor of the DIP Lender to evidence the DIP Financing and pursuant to the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 (I) Authorizing the Debtor To (A) Obtain Postpetition Secured Financing from YYYYY, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; (II) Granting Adequate Protection to the Prepetition Lender; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing and (V) Granting Related Relief [Docket No. 28] (as amended, supplemented or otherwise modified, the “Interim DIP Order” and including the Final DIP Order (as defined below), the “DIP Orders”). Capitalized terms not otherwise defined herein have the meanings given thereto in the Interim DIP Order.

1. Advances; Increase in Principal Amount.

(a)
The Budget attached hereto as Exhibit A (as may be modified from time to time by the Debtor with the consent of the DIP Lender in its sole discretion, subject to Section 6 herein, the “Budget”) is hereby approved.
(b)
Subject to the terms and conditions set forth in this DIP Note, the DIP Lender shall make advances to the Debtor as follows (each individually a “Loan” and collectively, the “Loans”):
(i)
on the first business day after entry of the Interim DIP Order, an amount equal to $500,000 (the “Initial Loan”); and
(ii)
on every other Monday after the date of the Initial Loan (unless such date is not a business day at which point funding shall occur on the next succeeding business day) as set forth in the Budget (each, a “Funding Date”) an amount equal to that set forth in the Budget.
(c)
The Initial Loan and Final Loan shall be automatically funded by the DIP Lender, subject to satisfaction of the Draw Conditions (defined below), on the first business day after entry of the applicable DIP Order. By Friday of each week starting with the second week after the Petition Date, the Debtor will deliver to the DIP Lender a Borrowing Notice (a “Borrowing Notice”) containing (1) an updated Budget including actuals for prior periods, (2) a calculation of any variance from the Budget (a “Variance Report”), along with a comparison of actual weekly receipts and disbursements to those set forth in the Budget and (3) a verified statement that the no Event of Default has occurred under the DIP Order or this DIP Note. The obligation of the DIP Lender to fund is subject to compliance with the terms and conditions of this DIP Note, the Interim DIP Order and, subject to its entry, the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 (I) Authorizing the Debtor To (A) Obtain Postpetition Secured Financing from YYYYY, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; (II) Granting Adequate Protection to the Prepetition Lender; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief (as amended, modified or otherwise supplemented, the “Final DIP Order”). The DIP Lender shall be obligated to fund under this DIP Note and the DIP Orders, as applicable, all amounts set forth herein, subject to the Budget.

Each Variance Report shall indicate whether there are any adverse variances that exceed the allowed variances set forth in the DIP Orders (each, a “Permitted Variance”); provided that adverse variances shall be offset by positive variances in subsequent weeks to ensure that the Debtor’s cash needs under the Approved Budget remain “on-balance” within any given four week period; provided further that in no event shall the DIP Lender be required to fund amounts exceeding the Maximum Commitment. Unused amounts set forth in the Budget for any disbursement line item may be carried forward and used to fund such line item in any subsequent week.

(d)
Except for a draw to fund the Carve Out, following the occurrence of the Termination Date or other such event triggering the funding of the Carve Out (each, a “Back-Stop Draw”), the DIP Lender shall not be obligated to make any Loan (including the Initial Loan hereunder), or to take, fulfill or perform any other action hereunder or under the DIP Orders unless the Debtor certifies, in a writing signed by an officer of the Debtor, that the following conditions (each, a “Draw Condition”) are met as of the date of each draw:

(i)
All of the representations and warranties contained in the DIP Documents (as defined below) are true and correct as of that date.
(ii)
This DIP Note, together with any additional agreements, documents, instruments and certificates executed, and any orders in connection therewith, or otherwise delivered in connection therewith by the Debtor (collectively, the “DIP Documents”) shall have been executed or entered, as applicable, and delivered, if applicable, to the DIP Lender in form and substance reasonably acceptable to DIP Lender, subject to Section 6 herein, and shall be in full, force and effect.
(iii)
The consummation of the transactions contemplated hereby or entered into in contemplation hereof shall not contravene, violate, or conflict with, nor involve the DIP Lender in, a violation of applicable law or regulation.
(iv)
All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Debtor, and the validity and enforceability against the Debtor, of the DIP Note, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect.
(v)
[reserved]
(vi)
The DIP Lender shall have received a copy of the applicable DIP Order, and such DIP Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the DIP Lender in its reasonable discretion, subject to Section 6 herein, and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified, or amended.
(vii)
No event shall have occurred and be continuing, or would result from the Loan requested thereby, that with the giving of notice or the passage of time or both, would constitute an Event of Default (as defined below) and no Event of Default shall be continuing.
(viii)
Except with respect to the Initial Loan, the Debtor shall have timely delivered a Borrowing Notice related to such Loan that was in form and substance satisfactory to the DIP Lender and consistent with the Budget. For the avoidance of doubt, the Debtor may not draw amounts under the Budget in excess of the Maximum Commitment, and the amounts requested by the Debtor shall be used for an authorized purpose and in accordance with the Budget, subject to a Permitted Variance.
(ix)
The aggregate principal and amount of all DIP Loans extended shall not exceed the Maximum Commitment.
(x)
Subject to and effective only upon the entry of the Final DIP Order providing for same, the Debtor (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11

Case or any successor case) shall be deemed to have waived any rights, benefits or causes of action under section 506(c) of the Bankruptcy Code as they may relate to or be asserted against the DIP Lender, the DIP Liens, or the DIP Collateral (as defined in the Interim DIP Order).

(xi)
All information, approvals, documents or other instruments as DIP Lender may reasonably request, and which are customary for postpetition lenders or plan sponsors to request, shall have been received by DIP Lender.

If the Draw Conditions are met, the DIP Lender shall make each properly authorized Loan in immediately available funds by wire transfer to an account designated by the Debtor, as soon as practicable, but in no event later than the noon prevailing Eastern Time on the applicable Funding Date.

If the DIP Lender will not fund because one of the foregoing conditions is not satisfied (a “Funding Condition Deficiency”), the DIP Lender will provide the Debtor with notice of the Funding Condition Deficiency at least two (2) business days before the scheduled Funding Date, or as soon thereafter as is reasonably practicable, and provide the Debtor the reasonable opportunity to cure such Funding Condition Deficiency to the extent such Funding Condition Deficiency is capable of being cured prior to the scheduled Funding Date or by such later deadline as may otherwise be agreed in writing by DIP Lender.

Notwithstanding anything herein to the contrary, upon the occurrence of the Termination Date or such other event triggering the funding of the Carve Out, the Debtor and DIP Lender shall confer in good faith regarding the estimated amounts necessary to fund the Carve Out and Professional Fee Reserve (the “Estimated Carve Out”) and, if the amount of cash on hand with the Debtor is less than the Estimated Carve Out, the DIP Lender shall fund a Back-Stop Draw under the DIP Financing in the amount equal to the sum of (a) the Estimated Carve Out less (b) the Debtor’s cash on hand as of such date, automatically without any obligation of the Debtor to meet the Draw Conditions or any other conditions precedent to such draw. If at any time after the occurrence of the Termination Date or such other event triggering the funding of the Carve Out and Professional Fee Reserve, the Debtor’s cash on hand is less than the actual amounts necessary to fully fund the Carve Out and Professional Fee Reserve, the DIP Lender shall fund additional Back-Stop Draws automatically without any obligation of the Debtor to meet the Draw Conditions or any other conditions precedent to such draw to cover any such shortfall.

Notwithstanding anything to the contrary herein, upon the Effective Date of the Plan, any and all remaining undrawn commitment and/or unutilized amounts drawn under this DIP Note shall, as applicable, be deemed cancelled, terminated and returned to the DIP Lender.

2.
Interest; Payments.
(a)
The Loans shall bear interest on the unpaid principal amount thereof plus all obligations owing to the DIP Lender pursuant to this DIP Note, including without limitation, all interest, fees, and costs accruing thereon, and all the DIP Lender’s other rights (collectively, the “DIP Obligations”) from the applicable Funding Date to and including the Maturity Date (defined below), at a fixed rate per annum equal to ten percent (10%), payable quarterly in arrears on a payment-in-kind (PIK) basis, calculated on the basis of a 360-day year for the actual number of days elapsed.

(b)
Accrued, unpaid interest on the Loans shall be compounded on the last day of each calendar month. After the Maturity Date and/or after the occurrence and during the continuance of an Event of Default (defined below), the DIP Obligations shall bear interest at a rate equal to thirteen percent (13%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (the “Default Rate”).
(c)
Notwithstanding anything to the contrary set forth in this Section 2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate.
(d)
Except as otherwise set forth herein or in the DIP Orders, or as otherwise contemplated by the terms of the Plan, the DIP Obligations, including interest, shall be due and payable on the first to occur of the following (the “Maturity Date”): (i) the Effective Date of the Plan; (ii) September 30, 2025; (iii) upon acceleration of the DIP Note pursuant to the terms hereof; and (iv) a Termination Date. On the Maturity Date, the DIP Lender’s obligation to provide Loans shall terminate.
(e)
The DIP Lender’s claim on account of the DIP Obligations (the “DIP Lender Claim”) shall be allowed in full under the Plan. The DIP Lender shall have the option, on account of being the holder of the DIP Lender Claim, to exchange a total of up to 100% of the DIP Lender Claim in satisfaction of such amount of its allowed claim for the shares of the issued equity of the reorganized debtor, as set forth in the Plan (the “Subscription Option”). To the extent any amount of the Allowed DIP Lender Claim remains after the DIP Lender exercises the Subscription Option, then (i) the Plan Sponsor shall repay such outstanding amount in Cash on the Effective Date of the Plan, which Cash shall be separate from and in addition to the Plan Consideration (as defined in the Plan); or (ii) the DIP Lender may (at its sole election) consent to the offset or other non-Cash satisfaction of the DIP Lender Claim by the Plan Sponsor until the remaining unpaid amount of the DIP Financing Claim is reduced to $0.
(f)
The DIP Obligations may not be prepaid in any amount, provided, for the sake of clarity, that the Debtor shall immediately repay the DIP Obligations in full in in the event the Debtor proceeds with an Alternative Transaction (as defined below).
3.
Covenants Unless otherwise agreed to by the DIP Lender in writing, the Debtor covenants and agrees that it will:
(a)
Use the proceeds of the Loans solely for operating working capital and other ordinary course purposes and chapter 11 administrative costs, including professional fees, in the amounts and otherwise in accordance with and for the purposes provided for in the Budget; provided, however, any unused amounts from prior weeks may be rolled forward into subsequent weeks. Notwithstanding the then applicable Budget, the Debtor may exceed the budgeted amount by up to the Permitted Variance; provided, further, that (i) the total amount of the DIP Loans do not exceed the Maximum Commitment, and (ii) none of the proceeds of the DIP Loans shall be used by any party in interest to take any action or to otherwise assert any claims or causes of action against the DIP Lender in any capacity (except for the purposes of enforcement of the DIP Orders or this DIP Note).

(b)
Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and property and all legal requirements; and, upon the reasonable request of the DIP Lender, provide copies of, or access to, its books and records, and to discuss the business, operations, assets, and financial and other condition of the Debtor with officers and employees thereof and with their independent certified public accountants (but excluding privileged information) as is reasonably related to the DIP Loan.
(c)
Promptly give written notice to the DIP Lender: (i) of the occurrence of any Default or Event of Default; (ii) of any (A) default or event of default under any instrument or other material agreement, guarantee or document of the Debtor or the Debtor occurring after the date hereof and other than by virtue of the commencement of the Chapter 11 Case or (B) litigation, investigation or proceeding that may exist at any time between the Debtor and any governmental authority after the date hereof; and (iii) of the commencement of any litigation or proceeding against the Debtor for acts occurring after the Petition Date (A) in which more than $50,000 of the amount claimed is not covered by insurance or (B) in which injunctive or similar relief is sought.
(d)
At all times, cause all of the Collateral (defined below) to be subject to a first priority perfected security interest in favor of the DIP Lender in accordance with the DIP Orders, subject and subordinate only to the Carve Out and, unless otherwise ordered in the Final DIP Order, the Permitted Liens (as defined in the DIP Orders).
(e)
Promptly, from time to time, deliver such other information regarding the operations, business affairs, and financial condition of the Debtor as the DIP Lender may request.
(g)
To the extent practicable, at least two (2) business days prior to the date when the Debtor intends to file any such pleading, motion, or other document (and, if not reasonably practicable, as soon as reasonably practicable), provide copies of all material pleadings, motions, applications, judicial information, financial information, and other documents to be filed by the Debtor in the Chapter 11 Case that may impact the DIP Lender or the DIP Financing.
(h)
Promptly execute and deliver such documents, instruments and agreements, and take or cause to be taken such acts and actions, as the DIP Lender may reasonably request from time to time to carry out the intent of this DIP Note and the DIP Orders.
(i)
Not create, incur, assume, or suffer to exist any indebtedness other than (i) indebtedness outstanding on the date hereof; (ii) indebtedness in connection with the Loans; (iii) indebtedness in respect of fees and expenses owed to professionals retained by the Debtor, any official committee in the Chapter 11 Case, or U.S. Trustee fees up to the amounts set forth in the Budget; and (iv) subject in all respects to the Budget, any ordinary course unsecured indebtedness of the Debtor of the type ordinarily incurred in connection with a chapter 11 bankruptcy case.
(j)
Not create, incur, assume, or suffer to exist any lien upon any of its assets, whether now owned or hereafter acquired, except for liens that are permitted by the DIP Orders (including the Prepetition Liens and, unless otherwise ordered in the Final DIP Order, the Permitted Liens) and shall not cause, or permit to be caused, any direct or indirect subsidiary of the Debtor to create, incur, assume, or suffer to exist any such liens.

(k)
Not enter into any merger or consolidation or amalgamation or other change of control transaction or engage in any type of business other than of the same general type now conducted by it (except for the Plan).
(l)
Not convey, sell, lease, assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation) any assets or property (including, without limitation, tax benefits), other than the Plan or the sale of inventory or the licensing of intellectual property in the ordinary course of business.
(m)
Not make any advance, investment, acquisition, loan, extension of credit, or capital contribution to, in, or for the benefit of any person.
(n)
Subject in all respects to the Budget, not enter into any transaction, including, without limitation, any purchase, sale, lease, or exchange of property or the rendering of any service, with any affiliate, except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.
(o)
Not incur or apply to the Bankruptcy Court for authority to incur, or suffer to exist, any indebtedness having the priority afforded by section 364(c) or (d) of the Bankruptcy Code (including any superpriority claims) other than the financing provided for under this DIP Note, unless the DIP Obligations hereunder are to be irrevocably paid in full, in cash with the proceeds thereof.
(p)
Not limit, affect, or modify, or apply to the Bankruptcy Court to limit, affect, or modify, any of the rights of the DIP Lender with respect to the DIP Obligations, including rights with respect to DIP Collateral and the priority thereof.
(q)
Except with respect to the Carve Out and, subject to entry of the Final DIP Order, the Permitted Liens, not incur, create, assume, suffer, or permit any claim to exist or apply to the Bankruptcy Court for the authority to incur, create, assume, suffer or permit any claim to exist against the Debtor’s estate or any of its assets which is to be pari passu with, or senior to, the DIP Obligations, unless the DIP Obligations are being irrevocably repaid in full, in cash with the proceeds thereof.

Notwithstanding the foregoing, and for the avoidance of doubt, any payments permitted by the Budget will not be deemed to violate any of the foregoing covenants.

4.
Event of Default.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)
the Debtor (A) fails to pay any payment (whether principal, interest, or otherwise) when such amount becomes due and payable under the DIP Note or (B) defaults in the due performance or observance of any other term, covenant, or agreement contained in the DIP Note (and, if such default is capable of being remedied, it has not been remedied within the cure period set forth in the DIP Note or, if no such cure period is provided, it has not been remedied to the reasonable satisfaction of the DIP Lender five (5)

business days following written notice to the Debtor of the occurrence of such event of default);
(ii)
any representation, warranty, or statement made by the Debtor herein or in the DIP Note or in any certificate delivered in connection with the DIP Note proves to be untrue in any material respect on the date on which made or deemed made;
(iii)
the security interest granted to the DIP Lender ceases to be in full force and effect, or ceases to create a perfected security interest in, and lien on, the DIP Collateral purported to be created thereby;
(iv)
the DIP Note is or becomes invalid, ineffective, or unenforceable against the Debtor, in whole or in part, or the Debtor so asserts or at any time denies the liability or the DIP Obligations under the DIP Note;
(v)
the Bankruptcy Court enters an order dismissing the Chapter 11 Case or converting it to a case under Chapter 7 or any other chapter of the Bankruptcy Code, or appointing a trustee or other responsible officer or an examiner with enlarged powers relating to the operation of the Debtor’s business (beyond those set forth in sections 1106(a)(3) or (4) of the Bankruptcy Code) under section 1104 of the Bankruptcy Code, in each case, without the consent of the DIP Lender in its sole discretion;
(vi)
the Bankruptcy Court enters an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code and authorizing an action by a lienholder (other than the DIP Lender) with respect to assets of the Debtor on which the lienholder has a lien with an aggregate value in excess of $50,000;
(vii)
the Debtor seeks to, advocates, or otherwise supports any other person’s motion to disallow, in whole or in part, the DIP Obligations or to challenge the validity, priority, or enforceability of the Priming DIP Liens and superpriority claims hereunder (for avoidance of doubt, complying with document requests shall not constitute a breach of the foregoing);
(viii)
a debtor in possession financing order is entered in form and substance that is not acceptable to the DIP Lender in its reasonable discretion or from and after the date of entry thereof, the Interim DIP Order or the Final DIP Order, as applicable, ceases to be in full force and effect or is vacated, stayed, reversed, modified, or amended (or the Debtor takes any step to accomplish any of the foregoing) without the consent of the DIP Lender in its sole discretion;
(ix)
any of the orders approving the Plan or the Disclosure Statement are vacated, stayed, reversed, modified, or amended without the consent of 5Y;

(x)
the Debtor makes any payments on any indebtedness that arose before the Petition Date other than as provided in the Budget or otherwise consented to by the DIP Lender in its sole discretion;
(xi)
the Debtor takes any action, or as to insiders, permits any action, that would result in an “ownership change” as such term is used in section 382 of title 26 of the United States Code (except for the Plan);
(xii)
any DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lender in its sole discretion;
(xiii)
the Debtor fails to provide 5Y and its agents with reasonable access to the Debtor’s books, records, and management through the Effective Date of the Plan;
(xiv)
the (a) Plan, (b) Disclosure Statement, (c) order confirming the Plan, (d) the DIP Orders, the related motions, or the documentation evidencing, or otherwise entered into in connection with, the DIP Financing, or (e) any other documents or exhibits related to or contemplated in the foregoing clauses (a) through (d), contains terms and conditions materially inconsistent with the Restructuring Transaction (as defined in the DIP Orders);
(xv)
the Debtor breaches or fails to comply with the terms of the DIP Orders or the Plan, in any material respect;
(xvi)
any of the Chapter 11 Milestones (attached hereto as Exhibit B) are not satisfied;

(xvii)
one or more judgments or decrees is entered against the Debtor or its estate involving in the aggregate a postpetition liability (not paid or fully covered by insurance or otherwise considered permitted indebtedness) of $50,000 or more, and all such judgments or decrees are not vacated, discharged, stayed, or bonded pending appeal;
(xviii)
the DIP Note or any other DIP Document ceases, for any reason, to be in full force and effect or the Debtor shall so assert in writing, or the Priming DIP Liens cease to be effective and perfected with respect to any material item of DIP Collateral described therein with the priority purported to be created by the DIP Documents;
(xix)
the Debtor fails to provide all information, approvals, documents, or other instruments as the DIP Lender may reasonably request, and as are customary for postpetition lenders or plan sponsors to request;

(xx)
the Debtor closes upon any reorganization, merger, consolidation, tender offer, exchange offer, business combination, joint venture, partnership, sale of a material portion of assets, financing (whether debt, including any debtor in possession financing other than the DIP Financing, or equity), recapitalization, workout, or restructuring of the Debtor (including, for the avoidance of doubt, a transaction premised on a chapter 11 plan or a sale of a material portion of assets under section 363 of the Bankruptcy Code), other than the Restructuring Transaction (an “Alternative Transaction”);
(xxi)
the Bankruptcy Court approves an Alternative Transaction;
(xxii)
the Debtor files a plan of reorganization, liquidating plan, or disclosure statement that is inconsistent with the Plan;
(xxiii)
the Debtor files an application or motion for the approval of postpetition financing from any party other than the DIP Lender, including financing that provides for superpriority claims or priming liens on any of the DIP Lender’s collateral without the written consent of the DIP Lender in its sole discretion;
(xxiv)
the Bankruptcy Court enters an order terminating the right of the Debtor to use the DIP Financing; or
(xxv)
the Debtor exceeds the disbursements contemplated in the Budget, subject to the Permitted Variances.
(xxvi)
Any claim or lien having a priority superior to or pari passu with those granted by the DIP Orders to the DIP Lender is granted or allowed prior to the occurrence of (a) the payment in full in cash of immediately available funds of all of the DIP Obligations, (b) the termination or expiration of all commitments to extend credit to the Debtor under the DIP Documents, and (c) the cash collateralization in respect of any asserted claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which the DIP Lender may be entitled to indemnification by the Debtor; or
(xxvii)
The Debtor, without the DIP Lender’s prior written consent (which shall be given or refused in the DIP Lender’s sole discretion) seeks to modify, vacate or amend the DIP Orders or any DIP Documents.
(b)
Upon the occurrence of an Event of Default and after five (5) business days’ written notice by the DIP Lender to the Debtor, the U.S. Trustee, and any statutory committee (the “Default Notice Period”), subject to the terms of the DIP Orders, the automatic stay shall terminate, and the DIP Lender shall be permitted to exercise any remedies permitted by law, including any of the following actions, without application or motion to, or further orders from, the Bankruptcy Court, unless the Bankruptcy Court determines otherwise during the Default Notice Period, and the Debtor shall cooperate with the DIP Lender in connection with its exercise of remedies:
(i)
declare all or any portion of the outstanding DIP Obligations due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor;
(ii)
subject to payment of the Carve Out, set off any amounts held as Cash Collateral (including, without limitation, in any Cash Collateral account held for the benefit of the DIP Lender);
(iii)
subject to payment of the Carve Out, enforce all liens and security interests in the DIP Collateral;
(iv)
subject to payment of the Carve Out, institute proceedings to enforce payment of such DIP Obligations;
(v)
terminate the obligation of the DIP Lender to make Loans; and
(vi)
subject to payment of the Carve Out, exercise any other remedies and take any other actions available to it at law, in equity, under the DIP Note, the Bankruptcy Code, other applicable law or pursuant to the DIP Orders, including, without limitation, exercising any and all rights and remedies with respect to the DIP Collateral or any portion thereof;

provided, however, that the DIP Lender shall continue to fund the Debtor’s operations, pursuant to the Budget, through the Default Notice Period.

(c)
Subject to Section 4(b) above, if any Event of Default shall occur and be continuing, the DIP Lender may exercise in addition to all other rights and remedies granted to it in this DIP Note and the DIP Orders, all rights and remedies of a secured party under the UCC (as defined below) or other applicable law. Without limiting the generality of the foregoing, subject to payment of the Carve Out, the Debtor, on behalf of its estate, expressly agrees that in any such event the DIP Lender, without demand of performance or other demand, advertisement, or notice of any kind (except the notice required by the DIP Orders or the notice specified below of time and place of public or private sale) to or upon the Debtor or any other person (all and each of which demands, advertisements, and/or notices (except the notice required by the DIP Orders or the notice specified below of time and place of public or private sale) are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate, and realize upon the DIP Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said DIP Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the DIP Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The DIP Lender shall have the right upon any such public sale or sales, subject to payment of the Carve Out, to purchase for cash or by credit bidding all or a part of the DIP Obligations the whole or any part of said DIP Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtor hereby releases. The Debtor, on behalf of its estate, further agrees, at the DIP Lender’s request, to assemble the DIP Collateral constituting movable tangible personal property and make it available to the DIP Lender at places that the DIP Lender shall reasonably select. The DIP Lender shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after payment of the Carve Out, to the DIP Obligations in the order reasonably deemed appropriate by the DIP Lender, the Debtor’s estate remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the DIP Lender of any other amount required by any provision of law, including section 9-608(a)(1)(C) of the UCC, shall the DIP Lender account for and pay over the surplus, if any, to the Debtor. To the maximum extent permitted by applicable law, the Debtor waives all claims, damages, and demands against the DIP Lender arising out of the repossession, retention, or sale of the DIP Collateral except such as arise out of the gross negligence or willful misconduct of the DIP Lender. The Debtor agrees that the DIP Lender need not give more than five (5) business days’ notice to the Debtor (which notification may run concurrently with any notice required under the DIP Orders and shall be deemed given when mailed, electronically delivered or delivered on an overnight basis, postage prepaid, addressed to the Debtor at the address set forth below) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Debtor’s estate shall remain liable for any deficiency if the proceeds of any sale or disposition of the DIP Collateral are insufficient to pay all amounts to which the DIP Lender is entitled.
(d)
Subject to Section 4(b) above, except as otherwise expressly provided herein and in the DIP Orders, the Debtor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this DIP Note or any DIP Collateral. The Debtor’s estate shall also pay all of the DIP Lender’s reasonable costs of collection if any DIP Obligations are not paid when due, including, without limitation, court costs, collection expenses, reasonable out-of-pocket attorneys’ fees, and other expenses which the DIP Lender may incur or pay in the prosecution or defense of its rights hereunder, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court.
(e)
Except with respect to the payment of the Carve Out, the DIP Lender’s agreement to provide the DIP Financing in accordance with the DIP Documents and the Debtor’s authorization to use Cash Collateral shall immediately and automatically terminate (except as the DIP Lender may otherwise agree in writing in its reasonable discretion), upon the earliest to occur of any of the following (each, a “Termination Date”):
(i)
September 30, 2025;
(ii)
the date of final indefeasible payment and satisfaction in full in cash of the DIP Obligations;
(iii)
the entry of an order by the Bankruptcy Court granting a motion by the Debtor to obtain additional financing from a party other than DIP Lender under section 363 or 364 of the Bankruptcy Code unless the proceeds from such financing are used to immediately repay in cash the DIP Obligations or unless such financing is subordinate to the DIP Obligations and consented to in writing by the DIP Lender (which consent may be withheld in its reasonable discretion);
(iv)
the dismissal of the Chapter 11 Case or the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(v)
any DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lender (which consent may be withheld in its reasonable discretion);
(vi)
the Effective Date of the Plan; or
(vii)
upon five (5) business days’ written notice of any Event of Default unless timely cured by the Debtor.
5.
Security.

(a) To induce the DIP Lender to make the Loans, subject to the terms of the DIP Orders, the Debtor hereby grants to the DIP Lender, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the DIP Obligations, a continuing first priority lien and security interest (subject and subordinate only to the Carve Out) in and to any and all right, title or interest of the Debtor in and to all of the following, whether presently existing or at any time hereafter acquired, whether owned, leased or otherwise possessed, (capitalized terms used in clauses (i) through (xix) and not otherwise defined herein shall have the meanings provided for such term in the Uniform Commercial Code in effect on the date hereof in the State of Delaware (the “UCC”)):

(i)
all Accounts;
(ii)
all Chattel Paper;
(iii)
all Deposit Accounts, including any monies or other property held therein;
(iv)
all Documents;
(v)
all Equipment;
(vi)
all General Intangibles, including all intellectual property, including any trademarks or tradenames, and any licenses;
(vii)
all Goods;
(viii)
all Instruments;
(ix)
all Inventory;
(x)
all Investment Property;
(xi)
all Letter-of-Credit Rights;
(xii)
all real property;
(xiii)
all motor vehicles;
(xiv)
all Commercial Tort Claims;

(xv)
all books and records pertaining to the Debtor, its business and any property described herein;
(xvi)
all other personal property and other assets of the Debtor, whether tangible or intangible, wherever located, including money, letters of credit, and all rights of payment or performance under letters of credit;
(xvii)
to the extent not otherwise included, all monies and other property of any kind that is received by the Debtor in connection with any refunds with respect to taxes, assessments and other governmental charges;
(xviii)
all insurance claims;
(xix)
all proceeds of avoidance actions under chapter 5 of the Bankruptcy Code (subject to entry of the DIP Order on a final basis);
(xx)
all intercompany claims;
(xxi)
all claims and causes of action of the Debtor or its estate and any and all proceeds therefrom; and
(xxii)
to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits, and products of, each of the foregoing, and any proceeds of insurance, indemnity, warranty or guaranty payable to the Debtor’s estate from time to time with respect to any of the foregoing.
(b)
The granting clause herein is intended to supplement (not supersede) that which is provided for in the DIP Orders and the Loans and any other indebtedness or obligations, contingent or absolute (including, without limitation, the principal thereof, interest thereon, and costs and expenses owing in connection therewith) which may now or from time to time hereafter be owing by the Debtor to the DIP Lender under the DIP Note shall be secured as set forth herein, in the DIP Orders.
(c)
The DIP Orders provide for the perfection, maintenance, protection, and enforcement of the DIP Lender’s security interest in the DIP Collateral. Upon the request of the DIP Lender, the Debtor shall deliver to the DIP Lender those DIP Documents necessary or desirable to perfect the DIP Lender’s lien, including in letters of credit on which the Debtor is named as beneficiary and all acceptances issued in connection therewith. The Debtor shall take such other reasonable steps as are deemed necessary or desirable to maintain the DIP Lender’s security interest in the DIP Collateral.
(d)
The Debtor hereby authorizes the DIP Lender to execute and file financing statements or continuation statements, and amendments thereto, on the Debtor’s behalf covering the DIP Collateral. The DIP Lender may file one or more financing statements disclosing the DIP Lender’s security interest under this DIP Note without the signature of the Debtor appearing thereon. The DIP Lender shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the DIP Collateral. The Debtor agrees that a carbon, photographic, photostatic, or other reproduction of this DIP Note or of a financing statement is sufficient as a financing statement.
(e)
Except as otherwise provided for in this DIP Note or in any DIP Order, until all DIP Obligations have been fully satisfied in cash and the DIP Lender shall have no further obligation to make any Loans hereunder, the DIP Lender’s security interest in the DIP Collateral, and all proceeds and products thereof, shall continue in full force and effect.
(f)
Notwithstanding the preceding paragraphs, or any failure on the part of the Debtor to take any of the actions set forth therein, the liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Final DIP Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the liens and security interests granted by or pursuant to this DIP Note and the DIP Orders.
(g)
Subject to the Carve Out and the Permitted Liens, the priority of the DIP Lender’s liens on the DIP Collateral shall be senior to all liens existing as of the Petition Date and for so long as any DIP Obligations shall be outstanding, the Debtor hereby irrevocably waives any right, pursuant to sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any lien of equal or greater priority than the liens securing the DIP Obligations, or to approve a claim of equal or greater priority than the DIP Obligations, unless otherwise permitted or provided for in the DIP Orders or effective upon the granting of any such lien or priority, the DIP Obligations shall be irrevocably paid in full in cash and the obligation to make Loans hereunder terminated.
(h)
Upon entry of, subject to and in accordance with the DIP Orders, the DIP Obligations of the Debtor hereunder and under the other DIP Documents and the DIP Orders, shall at all times constitute allowed superpriority claims pursuant to section 364(c)(1) of the Bankruptcy Code.
(i)
It is expressly agreed by the Debtor that, anything herein to the contrary notwithstanding, the Debtor shall remain liable under its postpetition contractual obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and the DIP Lender shall not have any obligation or liability under any contractual obligations by reason of or arising out of this DIP Note unless otherwise agreed to in writing by the DIP Lender, and the DIP Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Debtor’s estate under or pursuant to any contractual obligations, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contractual obligations, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
(j)
Unless otherwise ordered by the Bankruptcy Court, the Debtor hereby appoints the DIP Lender, or any other person who the DIP Lender may designate, as the Debtor’s attorney-infact (such appointment being coupled with an interest and being irrevocable until DIP Lender’s liens and claims shall have been satisfied), at any time after (a) the occurrence of an Event of Default specified above, (b) the expiration of the Default Notice Period, or (c) termination of the automatic stay (x) to do any act which Debtor is obligated to do hereunder, or (y) to exercise any of the rights and remedies available under the UCC or other applicable law to a secured party with a lien having the same priority as the DIP Lender’s lien on the DIP Collateral (and all acts of such attorney in fact or designee taken pursuant to this section are hereby ratified and approved by the Debtor and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct); provided, however, that the DIP Lender shall provide prior or contemporaneous telephonic and electronic notice to the Debtor and any creditor entitled to notice with respect to any affected DIP Collateral of the exercise of any or all of its above-stated rights and powers.
6.
Treatment of the Plan Sponsor and DIP Lender.

Notwithstanding anything to the contrary contained herein, the form and substance of any and all legal and economic rights and treatment of the Plan Sponsor and the DIP Lender in the Plan, the DIP Orders, the DIP Note and any other orders entered by the Bankruptcy Court, or any other operative document, shall be subject to the consent of the Plan Sponsor and the DIP Lender, in their respective reasonable discretion; provided that the terms of the Budget shall be mutually agreed upon by the Debtor and the DIP Lender in an amount not to exceed $1,200,000, as may be modified from time to time by the Debtor with the consent of the DIP Lender in its sole discretion, but without need for further Bankruptcy Court approval. The order confirming the Plan shall be in a form and substance reasonably acceptable to 5Y in its reasonable discretion.

7.
Miscellaneous.
(a)
Subject to Section 4(b) above and the terms of the DIP Orders, the Debtor hereby waives presentment, demand (except as expressly required herein), notice, protest, and all other demands or notices in connection with the delivery, acceptance, performance, default, or enforcement of the DIP Note. No course of action or delay or omission of DIP Lender in exercising any right or remedy hereunder or under any other agreement or undertaking securing or related to this DIP Note shall constitute or be deemed to be a waiver of any such right or remedy, and a waiver on the one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion. The rights and remedies of DIP Lender as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of DIP Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.
(b)
Subject to and limited by the DIP Orders, the Debtor agrees to pay or reimburse the DIP Lender for all of its reasonable costs and expenses incurred in connection with the collection, enforcement or preservation of any rights under this DIP Note, including, without limitation, the fees and disbursements of counsel for the DIP Lender, including reasonable attorneys’ fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.
(c)
This DIP Note shall be binding upon and inure to the benefit of the Debtor and the DIP Lender and their respective administrators, personal representatives, legal representatives, heirs, successors and assigns, except that the Debtor shall not assign or transfer any of its rights and/or obligations hereunder, and any such assignment or transfer purported to be made by Debtor shall be null and void. The DIP Lender may at any time transfer or assign (or grant a participation in) any or all of its rights and/or obligations hereunder without the consent of the Debtor, but on notice to the Debtor.

(d)
If any provision of this DIP Note is invalid, illegal, or unenforceable, the balance of this DIP Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
(e)
This DIP Note shall be governed by and construed in all respects under the laws of the State of New York (except as governed by the Bankruptcy Code), without reference to its conflict of laws rules or principles. Each of the parties submits to the exclusive jurisdiction of the Bankruptcy Court or (if the Bankruptcy Court lacks or declines jurisdiction) any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to the DIP Note, and each party agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to the DIP Note in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7(h) below. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.
(f)
THE DIP LENDER AND THE DEBTOR HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREIN, OR ARISING OUT OF UNDER OR IN CONNECTION WITH THIS DIP NOTE.
(g)
The Debtor, at its own expense, which shall be provided for in the Budget, shall take any lawful actions and execute, deliver, file and register any documents that the DIP Lender may, in its discretion, deem reasonably necessary or appropriate in order to further the purposes of this DIP Note.
(h)
All notices hereunder shall be deemed given if in writing and delivered, if sent by email, courier, or by registered or certified mail (return receipt requested) to the following addresses and email addresses (or at such other addresses or facsimile numbers as shall be specified by like notice):
(i)
If to the Debtor:

Marin Software Incorporated

149 New Montgomery, 4th Floor San Francisco, CA 94105 Attention: Robert Bertz

Email: bbertz@marinsoftware.com

and

Pachulski Stang Ziehl & Jones LLP

One Sansome Street, Suite 3430

San Francisco, CA 94104

Attention: Jason Rosell

Email: jrosell@pszjlaw.com

Phone: 415-263-7000

(ii) If to the DIP Lender:

YYYYY, LLC

2028 E Ben White Blvd, Ste 240-2650

Austin, TX 78741 Attention: Neeraj Gupta and

Cozen O’Connor P.C.

3 WTC, 175 Greenwich Street, 56th Floor

New York, NY 10007

Attention: Trevor R. Hoffmann

Email: thoffmann@cozen.com

Phone: 212-453-3735

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

[Signature page is next page]

IN WITNESS WHEREOF, each of the Debtor and DIP Lender has executed this DIP

Note as of the date first written above.

BORROWER

MARIN SOFTWARE INCORPORATED

By: /s/ Robert Bertz_____

Name: Robert Bertz

Title: Chief Financial Officer

DIP LENDER

YYYYY, LLC

By: /s/ Andrew Price_______

Name: Andrew Price__________

Title:Chief Financial Officer___

EXHIBIT A TO DIP NOTE

BUDGET

Marin Software

6/30/2025

(in thousands)

Week Number	1	2	3	4	5	6	7	8	9	10	11	12	13
Week Beginning	6/30/2025	7/7/2025	7/14/2025	7/21/2025	7/28/2025	8/4/2025	8/11/2025	8/18/2025	8/25/2025	9/1/2025	9/8/2025	9/15/2025	9/22/2025	Total

Receipts
Collections	63	47	37	28	21	20	16	12	9	11	10	7	5	287
Total Receipts	63	47	37	28	21	20	16	12	9	11	10	7	5	287
Disbursements
Salaries & Benefits	-	95	-	-	77	-	77	-	77	-	77	-	186	589
Sales Tax	3	-	-	-	1	-	-	-	1	-	-	-	-	4
Other Opex	10	10	10	10	10	50	10	10	10	50	10	10	10	210
Professional Fees Fenwick - Corporate Counsel	-	20	-	20	-	20	-	20	-	10	-	10	-	100
Cozen - Lender Counsel	-	-	-	-	-	-	-	-	-	-	-	-	250	250
Pachulski - Bankruptcy Counsel	-	50	50	50	50	50	50	50	50	50	50	50	50	600
Armanino - Financial Advisor	-	10	10	10	10	10	10	10	10	10	10	10	10	120
Donlin Recano - Claims Agent	-	8	8	8	8	8	8	8	8	8	8	8	8	90
US Trustee Fees	-	-	-	-	-	-	-	-	-	-	-	-	16	16
Total Disbursements	13	192	78	98	155	138	155	98	155	128	155	88	530	1,979
Operating Cash Flow	50	(145)	(40)	(70)	(134)	(118)	(138)	(85)	(146)	(117)	(145)	(80)	(524)	(1,692)
Beginning Cash	83	634	489	448	519	385	407	269	323	178	221	76	116	83
Cash Flow	50	(145)	(40)	(70)	(134)	(118)	(138)	(85)	(146)	(117)	(145)	(80)	(524)	(1,692)
DIP Loan	500	-	-	140	-	140	-	140	-	160	-	120	-	1,200
Sale / Plan Proceeds	-	-	-	-	-	-	-	-	-	-	-	-	5,500	5,500
Ending Cash	634	489	448	519	385	407	269	323	178	221	76	116	5,091	5,091

EXHIBIT B TO DIP NOTE

CHAPTER 11 MILESTONES

The obligations of the DIP Lender to advance the DIP Loans shall be subject to the Debtor satisfying, or causing the satisfaction of, the milestones listed below (collectively, the “Chapter 11 Milestones”) by the specified deadline (after taking into account any applicable cure period, the “Specified Deadlines”). The non-satisfaction of any Chapter 11 Milestone by the applicable Specified Deadline (and the non-waiver of such non-satisfaction by the DIP Lender and Borrower in their sole and absolute discretion) shall be an Event of Default under the DIP Loan Documentation.

	Chapter 11 Milestone	Specified Deadline
1	Commencement of the Chapter 11 Case	No later than July 1, 2025
2

The Debtor shall file:

•
A motion seeking the Bankruptcy Court’s approval of the DIP Financing
•
An application to retain a claims agent
•
A motion to continue cash management
•
A motion for approval of notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to common stock

No later than July 1, 2025 (First Day Hearing takes place no later than July July 8, 2025)
3

The Debtor shall file:

•
A motion for approval of bar dates
•
The Disclosure Statement, Plan, solicitation procedures motion, together with a motion for approval of same
•
A motion for approval of the Debtor’s entry into the restructuring support agreement, which may be part of the solicitation procedures motion
No later than July 10, 2025
4	The Bankruptcy Court shall enter an order approving the DIP Financing and cash management system on an interim basis	No later than July 10, 2025
5	The Debtor shall file schedules and, to the extent required, statements of financial affairs	No later than July 10, 2025

6

The Bankruptcy Court shall enter orders:

•
Approving the DIP Financing on a final basis
•
Approving notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to common stock, and granting related relief on a final basis • Approving the bar date motion
•
Approving the Disclosure Statement on a conditional basis
•
Scheduling a combined hearing on the Plan and Disclosure Statement and setting an objection deadline with respect thereto
•
Approving the Debtor’s entry into the restructuring support agreement, which may be part of the solicitation procedures order

No later than July 30, 2025 (Second-Day Hearing)
7	The general bar date	No later than August 29, 2025
8	The Bankruptcy Court shall enter an order approving the Disclosure Statement and the Plan	No later than September 5, 2025 (Confirmation Hearing)
9	The Effective Date of the Plan	No later than September 30, 2025

Marin - DIP Note (Execution Version)

Final Audit Report 2025-07-03

Created:	2025-07-03
By:	Jason Rosell (jrosell@pszjlaw.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAsNIyoWURpPWH_kelVmrMp8t8Sgs37rcm

"Marin - DIP Note (Execution Version)" History

Document created by Jason Rosell (jrosell@pszjlaw.com)
2025-07-03 - 3:39:03 PM GMT

Document emailed to Robert Bertz (bbertz@marinsoftware.com) for signature
2025-07-03 - 3:39:13 PM GMT

Email viewed by Robert Bertz (bbertz@marinsoftware.com)
2025-07-03 - 3:40:00 PM GMT

Document e-signed by Robert Bertz (bbertz@marinsoftware.com)
Signature Date: 2025-07-03 - 3:40:21 PM GMT - Time Source: server

Agreement completed.
2025-07-03 - 3:40:21 PM GMT

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